Exhibit 99.1

IMAX CORPORATION REPORTS Q4 AND FULL-YEAR 2023 RESULTS

•
Global entertainment technology platform delivers over 25% YoY growth in FY23 across Revenue, Net Income, Adjusted EBITDA(1) and Adjusted EPS(1)(2)
•
Full-Year GAAP EPS of $0.46, up from a loss of ($0.40) in FY22; Full-Year Adjusted EPS of $0.94, up from $0.06 in FY22
•
Net Income of $25 million in FY23 increased from a loss of $(23) million in 2022 while Adjusted EBITDA(2) increases to $128 million in FY23, up 52% from $84 million in FY22
•
System sales activity increases 174% YoY to 129 signings worldwide in FY23
•
Company delivers on high end of guidance with 128 system installations in FY23, up from 92 in FY22
•
IMAX achieves global box office of approximately $1.1 billion, approaching previous record
•
Full-Year cash from operations more than triples to $59 million in FY23, up from $17 million FY22

NEW YORK, NY — February 27, 2024 — IMAX Corporation (NYSE: IMAX) today reported financial results for the Fourth Quarter and Full-Year 2023, highlighted by strong top and bottom-line growth for the full-year.

“IMAX delivered excellent results in 2023 — we grew Net Income by $48 million, Adjusted EPS by 88 cents, Adjusted EBITDA by 52%, and system installations by nearly 40% — on the strength of demand for our technology, our unique premium model, and a clear preference among consumers worldwide for awe-inspiring IMAX experiences,” said Rich Gelfond, CEO of IMAX.

“As the entertainment landscape transforms, it is clear that IMAX is among its premier, in-demand destinations. We drove significant expansion and diversification of our global footprint, with a record 61 of our system installations coming from strategic Rest of World markets such as Japan, South Korea and Europe. Even as we deliver an outsized share of the global box office, we estimate the current IMAX network is only at 47% penetration — with the opportunity to open nearly 2,000 additional locations worldwide.”

“Our strong network growth is a direct result of our global content strategy, which has yielded the biggest and most diverse portfolio of IMAX Experiences ever. 2023 saw IMAX deliver a record at the North American box office, highest grossing year ever for local language films and overall box office approaching our best year ever. We are strategically managing our content portfolio to drive greater share of Hollywood releases, grow local language, accelerate our pipeline of IMAX Documentaries, and push further into emerging verticals including music and gaming, live experiences and recurring programming.”

“Through our global technology platform, IMAX powers awe-inspiring experiences for audiences around the world — capitalizing on the limitlessness of human imagination and need for shared experiences. We look forward to further capturing this opportunity, growing our network and content portfolio, to deliver results for our shareholders.”

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.

Fourth Quarter and December Full-Year Financial Highlights

	Three Months Ended			Year Ended
	December 31,			December 31,
In millions of U.S. Dollars, except per share data	2023	2022	YoY % Change	2023	2022	YoY % Change

Total Revenue	$86.0	$98.0	(12%)	$374.8	$300.8	25%

Gross Margin	$43.7	$48.8	(11%)	$214.3	$156.4	37%
Gross Margin (%)	51%	50%		57%	52%

Adjusted EBITDA - attributable to common shareholders(1)(3)	$23.0	$27.8	(17%)	$128.2	$84.5	52%
Adjusted EBITDA Margin (%) - attributable to common shareholders(1)(3)	28%	31%	(8%)	37%	30%	22%

Total Adjusted EBITDA(1)(3)(4)	$25.2	$31.5	(20%)	$144.0	$95.7	51%
Total Adjusted EBITDA Margin (%)(1)(3)(4)	29%	32%	(9%)	38%	32%	21%

Net Income (Loss)(2)	$2.5	$2.6	(3%)	$25.3	$(22.8)	N/A
Net Income (Loss) per share(2) - basic and diluted	$0.05	$0.05	—	$0.46	$(0.40)	N/A

Adjusted Net Income(1)(2)	$9.3	$10.6	(12%)	$52.1	$3.2	N/A
Adjusted Earnings Per Share(1)(2)	$0.17	$0.19	(11%)	$0.94	$0.06	N/A

Weighted average shares outstanding (in millions)(5):
Basic	54.0	54.8	(2%)	54.3	56.7	(4%)
Diluted	55.0	55.7	(1%)	55.1	57.4	(4%)

_______________

(1)
Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of the non-GAAP financial measures used herein, as well as reconciliations to the most comparable GAAP amounts.
(2)
Attributable to common shareholders.
(3)
Per Credit Facility.
(4)
Total Adjusted EBITDA is equivalent to Total Adjusted EBITDA Attributable to Non-controlling Interests and Common Shareholders.
(5)
Reflects weighted average shares outstanding used in Adjusted Earnings Per Share calculation.

Fourth Quarter and Full Year Segment Results(1)

	Content Solutions			Technology Products and Services

	Revenue	Gross Margin	Gross Margin %	Revenue	Gross Margin	Gross Margin %
4Q23	$19.1	$9.7	51%	$62.5	$29.9	48%
4Q22	29.3	12.1	41%	66.1	35.2	53%
% change	(35%)	(20%)		(5%)	(15%)

FY23	$126.7	$74.1	58%	$234.3	$129.9	55%
FY22	101.8	51.2	50%	192.4	101.1	53%
% change	24%	45%		22%	28%

_______________

(1)
Please refer to the Company’s Form 10-K for the year ended December 31, 2023 for additional segment information.

Content Solutions Segment

•
Content Solutions revenue of $126.7 million increased 24% year-over-year for the full year 2023 while Q4 revenue of $19.1 million decreased 35% year-over-year. Gross box office from IMAX locations for full year 2023 of approximately $1.1 billion was up 25% while Q4 2023 of $170 million was down 32% year-over-year. IMAX set numerous records for box office during 2023 including:
o
Highest full year local language box office of $227 million
o
Highest full year domestic box office of $393 million
o
Highest Q3 box office of $347 million
•
Gross margin for Content Solutions of $74.1 million for the full year 2023 increased 45% year-over-year while Q4 gross margin of $9.7 million decreased 20% year-over-year. The Company saw significant margin expansion for the full year 2023 (up 800 basis points) and Q4 2023 (up 1000 basis points) driven by the operating leverage in our business along with our disciplined cost management.

Technology Products and Services Segment

•
Technology Products and Services revenues and gross margin for full year 2023 increased 22% year-over-year to $234.3 million and 28% year-over-year to $129.9 million, respectively. Q4 revenue and gross margin decreased 5% year-over-year to $62.5 million and 15% year-over-year to $29.9 million, respectively.
•
For the full year 2023 the Company installed 128 systems compared to 92 systems in full year 2022. Of those, 75 systems were under sales and hybrid JRSA arrangements, compared to 46 systems in the prior year.
•
During the fourth quarter the Company installed 69 systems compared to 52 systems in the fourth quarter of 2022. Of those, 38 systems were under sales and hybrid JRSA arrangements, compared to 24 systems in the prior year.
•
Commercial network growth accelerated with the number of IMAX locations increasing 4% year-over-year to 1,693. The Company ended 2023 with a backlog of 450 IMAX systems.

Operating Cash Flow and Liquidity

Net cash provided by operating activities for full year 2023 was $58.6 million compared to $17.3 million in the prior period with the increase reflecting the higher profits year-over-year and improvements in working capital.

As of December 31, 2023, the Company’s available liquidity was $407 million. The Company's liquidity includes cash and cash equivalents of $76 million, $276 million in available borrowing capacity under the Credit Facility, and $55 million in available borrowing capacity under IMAX China’s revolving facilities. Total debt, excluding deferred financing costs, was $257 million as of December 31, 2023.

In 2021, the Company issued $230.0 million of 0.500% Convertible Senior Notes due 2026 (“Convertible Notes”). In connection with the pricing of the Convertible Notes, the Company entered into privately negotiated capped call transactions with an initial cap price of $37.2750 per share of the Company's common shares.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding used in the calculation of adjusted EPS for the full year of 2023 were 54.3 million and 55.1 million, respectively, compared to 56.7 million and 57.4 million, respectively for the full year 2022, a decrease year-over-year of 4% for both basic and diluted shares outstanding.

For the full year 2023, the Company repurchased 1.6 million common shares at an average price of $16.45 per share, for a total of $26.4 million, excluding commission, with $24.2 million of repurchases coming in the fourth quarter of 2023. Subsequent to year-end, the Company repurchased 1.2 million common shares at an average price of $13.99 per share, for a total of $16.2 million, excluding commission, year-to-date through February 26, 2024.

On June 14, 2023, the Company announced a 3-year extension to its share-repurchase program through June 30, 2026. The current share-repurchase program authorizes the Company to repurchase up to $400.0 million of its common shares, of which approximately $151.0 million remains available.

2024 Guidance

The Company expects the following for the full year 2024:

•
IMAX Gross Box Office: Similar to 2023
•
System Installations: 120 to 150 Systems
•
Total Consolidated Adjusted EBITDA Margin: High 30’s percent

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a monthly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates within five business days of month-end, although the Company may change this timing without notice.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company.

Conference Call

The Company will host a conference call today at 4:30 PM ET to discuss its full year and fourth quarter 2023 financial results. This call is being webcast and can be accessed at investors.imax.com. To access the call via telephone, interested parties please pre-register here: https://register.vevent.com/register/BI5eba9aa253da46dfb62bb6d573394a9d and you will be provided with a dial-in number and unique pin. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. A replay of the call will be available via webcast at investors.imax.com.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture, and equipment to create experiences that take you beyond the edge of your seat to a world you've never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX's network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of December 31, 2023, there were 1,772 IMAX systems (1,693 commercial multiplexes, 12 commercial destinations, 67 institutional) operating in 90 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970”.

IMAX®, IMAX® 3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX LIVETM, IMAX Enhanced® are trademarks and trade names of IMAX Corporation or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. For more information, visit www.imax.com. You can also connect with IMAX on Instagram (www.instagram.com/company/imax), Facebook (www.facebook.com/imax), LinkedIn (www.linkedin.com/company/imax), X (www.twitter.com/imax), and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada, as well as geopolitical conflicts; risks related to the Company’s growth and operations in China; the performance of IMAX remastered films and other films released to the IMAX network; the signing of IMAX System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm the Company’s business; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to political, economic and social instability; the failure to convert system backlog into revenue; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in the Company's periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), as such term is defined under U.S. GAAP. The CODM, along with other members of management, assesses segment performance based on segment revenues and gross margins. Selling, general and administrative expenses, research and development costs, the amortization of intangible assets, provision for (reversal of) current expected credit losses, certain write-downs, interest income, interest expense, and income tax (expense) benefit are not allocated to the Company’s segments.

In the first quarter of 2023, the Company revised its internal segment reporting, including the information provided to the CODM to assess segment performance and allocate resources.

The Company has the following reportable segments:

(i)
Content Solutions, which principally includes the digital remastering of films and other content into IMAX formats for distribution to the IMAX network. To a lesser extent, the Content Solutions segment also earns revenue from the distribution of large-format documentary films and exclusive experiences ranging from live performances to interactive events with leading artists and creators, as well as film post-production services.

(ii)
Technology Products and Services, which includes results from the sale or lease of IMAX Systems, as well as from the maintenance of IMAX Systems. To a lesser extent, the Technology Product and Services segment also earns revenue from certain ancillary theater business activities, including after-market sales of IMAX System parts and 3D glasses.

Transactions between segments are valued at exchange value. Inter-segment profits are eliminated upon consolidation, as well as for the disclosures below.

IMAX Network and Backlog

	Three Months Ended December 31,		Year Ended December 31,
System Signings(1):	2023	2022	2023	2022
Sales Arrangements	10	11	64	21
Hybrid JRSA	—	—	—	3
Traditional JRSA	25	1	65	23
Total IMAX System signings	35	12	129	47

	Three Months Ended December 31,		Year Ended December 31,
System Installations(2):	2023	2022	2023	2022
Sales Arrangements	35	21	70	38
Hybrid JRSA	3	3	5	8
Traditional JRSA	31	28	53	46
Total IMAX System installations	69	52	128	92

	Year Ended December 31,
System Backlog:	2023	2022
Sales Arrangements	164	162
Hybrid JRSA	103	120
Traditional JRSA	183	168
Total System backlog	450	450

	Year Ended December 31,
System Network:	2023	2022
Commercial Multiplex Systems
Sales Arrangements	769	702
Hybrid JRSA	138	151
Traditional JRSA	786	780
Total Commercial Multiplex Systems	1,693	1,633
Commercial Destination Systems	12	12
Institutional Systems	67	71
Total System network	1,772	1,716

______________

(1) System signings include new signings of 32 in Q4 2023, 9 in Q4 2022, 108 in the full year 2023 and 30 in the full year 2022.

(2) System installations include new systems installations of 47 in Q4 2023, 21 in Q4 2022, 86 in the full year 2023 and 56 in the full year 2022.

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

	Three Months Ended
	December 31,		Year Ended
	(Unaudited)		December 31,
	2023	2022	2023	2022
Revenues
Technology sales	$35,337	$33,888	$100,792	$69,158
Image enhancement and maintenance services	35,508	44,094	189,752	161,379
Technology rentals	12,954	18,060	75,566	61,786
Finance income	2,219	2,004	8,729	8,482
	86,018	98,046	374,839	300,805
Costs and expenses applicable to revenues
Technology sales	17,805	17,346	46,756	37,610
Image enhancement and maintenance services	18,586	25,575	88,056	81,834
Technology rentals	5,939	6,278	25,686	25,006
	42,330	49,199	160,498	144,450
Gross margin	43,688	48,847	214,341	156,355
Selling, general and administrative expenses	35,070	37,862	144,406	138,043
Research and development	2,722	1,633	10,110	5,300
Amortization of intangible assets	1,250	1,417	4,578	4,829
Credit loss expense (reversal), net	170	398	1,759	8,547
Asset impairments	144	—	144	4,470
Restructuring and executive transition costs	1,593	—	2,946	—
Income (loss) from operations	2,739	7,537	50,398	(4,834)
Realized and unrealized investment gains (losses)	29	(29)	465	70
Retirement benefits non-service expense	(179)	(139)	(411)	(556)
Interest income	648	252	2,486	1,428
Interest expense	(1,776)	(1,523)	(6,821)	(5,877)
Income (loss) before taxes	1,461	6,098	46,117	(9,769)
Income tax recovery (expense)	1,850	(2,017)	(13,051)	(10,108)
Net income (loss)	3,311	4,081	33,066	(19,877)
Net income attributable to non-controlling interests	(771)	(1,468)	(7,731)	(2,923)
Net income (loss) attributable to common shareholders	$2,540	$2,613	$25,335	$(22,800)

Net income (loss) per share attributable to common shareholders
Basic	$0.05	$0.05	$0.47	$(0.40)
Diluted	$0.05	$0.05	$0.46	$(0.40)

Weighted average shares outstanding (in thousands):
Basic	53,973	54,816	54,310	56,674
Diluted	54,983	55,659	55,146	56,674
Additional Disclosure:
Depreciation and amortization	$13,545	$13,998	$60,022	$56,661
Amortization of deferred financing costs	$493	$712	$2,235	$3,177

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share amounts)

	As of December 31,
	2023	2022
Assets
Cash and cash equivalents	$76,200	$97,401
Accounts receivable, net of allowance for credit losses	136,259	136,142
Financing receivables, net of allowance for credit losses	127,154	129,384
Variable consideration receivable, net of allowance for credit losses	64,338	44,024
Inventories	31,584	31,534
Prepaid expenses	12,345	12,343
Film assets, net of accumulated amortization	6,786	5,277
Property, plant and equipment, net of accumulated depreciation	243,299	252,896
Investment in equity securities	—	1,035
Other assets	20,879	15,665
Deferred income tax assets, net of valuation allowance	7,988	9,900
Goodwill	52,815	52,815
Other intangible assets, net of accumulated amortization	35,022	32,738
Total assets	$814,669	$821,154
Liabilities
Accounts payable	$26,386	$25,237
Accrued and other liabilities	111,013	117,286
Deferred revenue	67,105	70,940
Revolving credit facility borrowings, net of unamortized debt issuance costs	22,924	36,111
Convertible notes and other borrowings, net of unamortized discounts and debt issuance costs	229,131	226,912
Deferred income tax liabilities	12,521	14,900
Total liabilities	469,080	491,386
Commitments, contingencies and guarantees
Non-controlling interests	658	722
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
53,260,276 issued and outstanding (December 31, 2022 — 54,148,614 issued and outstanding)	389,048	376,715
Other equity	185,087	185,678
Statutory surplus reserve	3,932	3,932
Accumulated deficit	(292,845)	(293,124)
Accumulated other comprehensive loss	(12,081)	(9,846)
Total shareholders' equity attributable to common shareholders	273,141	263,355
Non-controlling interests	71,790	65,691
Total shareholders' equity	344,931	329,046
Total liabilities and shareholders' equity	$814,669	$821,154

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

	Years Ended December 31,
	2023	2022
Operating Activities
Net income (loss)	$33,066	$(19,877)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	60,022	56,661
Amortization of deferred financing costs	2,235	3,177
Credit loss expense, net	1,759	8,547
Write-downs, including asset impairments	1,884	7,176
Deferred income tax benefit	(1,447)	(2,073)
Share-based and other non-cash compensation	24,230	27,573
Unrealized foreign currency exchange (gain) loss	(212)	1,108
Realized and unrealized investment gain	(465)	(70)
Changes in assets and liabilities:
Accounts receivable	(1,907)	(29,003)
Inventories	(285)	(5,529)
Film assets	(20,394)	(19,598)
Deferred revenue	(3,882)	(11,572)
Changes in other operating assets and liabilities	(35,989)	801
Net cash provided by operating activities	58,615	17,321
Investing Activities
Purchase of property, plant and equipment	(6,491)	(8,424)
Investment in equipment for joint revenue sharing arrangements	(18,000)	(19,803)
Interest in film classified as a financial instrument	—	(4,731)
Acquisition of other intangible assets	(8,344)	(4,394)
Proceeds from sale of equity securities	1,045	—
Acquisition of SSIMWAVE Inc., net of cash and cash equivalents acquired	—	(15,939)
Net cash used in investing activities	(31,790)	(53,291)
Financing Activities
Proceeds from revolving credit facility borrowings	39,717	37,871
Repayments of revolving credit facility borrowings	(53,248)	(3,600)
Proceeds from other borrowings	322	—
Repayment of other borrowings	(53)	—
Credit facility amendment fees paid	(46)	(2,279)
Repurchase of common shares, IMAX Corporation	(26,823)	(80,124)
Repurchase of common shares, IMAX China	(15)	(3,043)
Taxes withheld and paid on employee stock awards vested	(6,466)	(3,687)
Principal payment under finance lease obligations	(480)	(948)
Dividends paid to non-controlling interests	(1,438)	(2,704)
Net cash used in financing activities	(48,530)	(58,514)
Effects of exchange rate changes on cash	504	2,174
Decrease in cash and cash equivalents during year	(21,201)	(92,310)
Cash and cash equivalents, beginning of year	97,401	189,711
Cash and cash equivalents, end of year	$76,200	$97,401

Segment Revenue and Gross Margin

(In thousands of dollars)	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Content Solutions	19,093	29,320	126,698	101,820
Technology Products and Services	62,490	66,107	234,303	192,368
Sub-total for reportable segments	81,583	95,427	361,001	294,188
All Other(1)	4,435	2,619	13,838	6,617
Total	$86,018	$98,046	$374,839	$300,805

Gross Margin
Content Solutions	9,709	12,122	74,106	51,240
Technology Products and Services	29,880	35,179	129,946	101,055
Sub-total for reportable segments	39,589	47,301	204,052	152,295
All Other(1)	4,099	1,546	10,289	4,060
Total	$43,688	$48,847	$214,341	$156,355

______________

(1)
All Other includes the results from Streaming and Consumer Technology and other ancillary activities.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, net; (iii) realized and unrealized investment gains or losses; (iv) transaction-related expenses; and (v) restructuring and executive transition costs, as well as the related tax impact of these adjustments.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net income (loss) attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net income (loss) attributable to common shareholders and the associated per share amounts to adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below. Net income (loss) attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; (iii) depreciation and amortization, including film asset amortization; and (iv) amortization of deferred financing costs. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) transaction-related expenses; (iv) restructuring and executive transition costs; and (v) write-downs, net of recoveries, including asset impairments and credit loss expense.

A reconciliation of net income (loss) attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net income (loss) attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In this release, the Company also presents free cash flow, which is not recognized under U.S. GAAP, as a supplemental measure of the Company’s liquidity. The Company definition of free cash flow deducts only normal recurring capital expenditures, including the Company’s investment in joint revenue sharing arrangements, the purchase of property, plant and equipment and the acquisition of other intangible assets (from the Consolidated Statements of Cash Flows), from net cash provided by or used in operating activities. Management believes that free cash flow is a supplemental measure of the cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended December 31, 2023 (1)			For the Three Months Ended December 31, 2022 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net income	$3,311	$771	$2,540	$4,081	$1,468	$2,613
Add (subtract):
Income tax expense	(1,850)	(147)	(1,703)	2,016	786	1,230
Interest expense, net of interest income	636	(137)	773	559	(15)	574
Depreciation and amortization, including film asset amortization	13,545	1,161	12,384	13,998	1,109	12,889
Amortization of deferred financing costs(2)	493	—	493	712	—	712
EBITDA	$16,135	$1,648	$14,487	$21,366	$3,348	$18,018
Stock and other non-cash compensation	6,400	144	6,256	8,063	205	7,858
Unrealized investment (gains) losses	(29)	—	(29)	29	—	29
Transaction-related expenses(3)	327	208	119	166	—	166
Write-downs, including asset impairments and credit loss expense	812	(37)	849	1,867	162	1,705
Restructuring and executive transition costs(4)	1,593	258	1,335	—	—	—
Adjusted EBITDA per Credit Facility	$25,238	$2,221	$23,017	$31,491	$3,715	$27,776
Revenues attributable to common shareholders(5)	86,018	4,687	81,331	98,046	7,273	90,773
Adjusted EBITDA margin attributable to common shareholders	29.3%	47.4%	28.3%	32.1%	51.1%	30.6%

	For the Twelve Months Ended December 31, 2023 (1)			For the Twelve Months Ended December 31, 2022 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net income (loss)	$33,066	$7,731	$25,335	$(19,877)	$2,923	$(22,800)
Add (subtract):
Income tax expense	13,051	1,725	11,326	10,108	1,256	8,852
Interest expense, net of interest income	2,101	(408)	2,509	1,272	(251)	1,523
Depreciation and amortization, including film asset amortization	60,022	5,312	54,710	56,661	4,820	51,841
Amortization of deferred financing costs(2)	2,235	—	2,235	3,177	—	3,177
EBITDA	$110,475	$14,360	$96,115	$51,341	$8,748	$42,593
Stock and other non-cash compensation	24,230	774	23,456	27,573	760	26,813
Unrealized investment gains	(465)	(93)	(372)	(70)	—	(70)
Transaction-related expenses(3)	3,569	208	3,361	1,122	—	1,122
Write-downs, including asset impairments and credit loss expense	3,273	362	2,911	15,723	1,723	14,000
Restructuring and executive transition costs(4)	2,946	258	2,688	—	—	—
Adjusted EBITDA per Credit Facility	$144,028	$15,869	$128,159	$95,689	$11,231	$84,458
Revenues attributable to common shareholders(5)	374,839	25,674	349,165	300,805	20,883	279,922
Adjusted EBITDA margin attributable to common shareholders	38.4%	61.8%	36.7%	31.8%	53.8%	30.2%

______________

(1)
The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis.
(2)
The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statement of Operations.
(3)
Reflects costs incurred resulting from the Company's proposal to acquire the outstanding 96.3 million shares in IMAX China.
(4)
Reflects costs in connection with the departure of the President, IMAX Entertainment and Executive Vice President of the Company and other employees to capture efficiencies and centralize certain operational roles.

(5)

(In thousands of U.S. Dollars)	Three months ended December 31, 2023		Three months ended December 31, 2022		Year ended December 31, 2023		Year ended December 31, 2022
Total revenues		$86,018		$98,046		$374,839		$300,805
Greater China revenues	$16,521		$25,728		$90,496		$73,330
Non-controlling interest ownership percentage(6)	28.37%		28.27%		28.37%		28.48%
Deduction for non-controlling interest share of revenues		(4,687)		(7,273)		(25,674)		(20,883)
Revenues attributable to common shareholders		$81,331		$90,773		$349,165		$279,922

(6) Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Income Attributable to Common Shareholders and Adjusted Net Income Per Share

	Three Months Ended		Three Months Ended
	December 31, 2023		December 31, 2022
(In thousands of U.S. dollars, except per share amounts)	Net Income	Per Diluted Share	Net Income	Per Diluted Share
Net income attributable to common shareholders	$2,540	$0.05	$2,613	$0.05
Adjustments(1):
Share-based compensation	6,074	0.11	7,730	0.14
Unrealized investment gains	(32)	—	29	—
Transaction-related expenses(2)	119	—	166	—
Restructuring and executive transition costs(3)	1,335	0.02	—	—
Tax impact on items listed above	(747)	(0.01)	17	—
Adjusted net income(1)	$9,289	$0.17	$10,555	$0.19

Weighted average basic shares outstanding		53,973		54,816
Weighted average diluted shares outstanding		54,983		55,659

	Year Ended		Year Ended
	December 31, 2023		December 31, 2022
(In thousands of U.S. dollars, except per share amounts)	Net Income	Per Diluted Share	Net (Loss) Income	Per Diluted Share
Net income (loss) attributable to common shareholders	$25,335	$0.46	$(22,800)	$(0.40)
Adjustments(1):
Share-based compensation	23,184	0.42	26,382	0.46
COVID-19 government relief benefits, net	—	—	(373)	(0.01)
Unrealized investment gains	(558)	(0.01)	(70)	—
Transaction-related expenses(2)	3,361	0.06	1,122	0.02
Restructuring and executive transition costs(3)	2,688	0.05	—	—
Tax impact on items listed above	(1,931)	(0.04)	(1,054)	(0.02)
Adjusted net income(1)	$52,079	$0.94	$3,207	$0.06

Weighted average shares outstanding - basic		54,310		56,674
Weighted average shares outstanding - diluted		55,146		57,371

_______________

(1)
Reflects amounts attributable to common shareholders.
(2)
Reflects costs in connection with the Company’s proposal to acquire the outstanding 96.3 million shares in IMAX China in 2023 and costs incurred associated with the acquisition of SSIMWAVE in 2022.
(3)
Reflects costs in connection with the departure of the President, IMAX Entertainment and Executive Vice President of the Company and other employees to capture efficiencies and centralize certain operational roles.

Free Cash Flow

	Year Ended	Year Ended
(In thousands of U.S. Dollars)	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$58,615	$17,321
Purchase of property, plant and equipment	(6,491)	(8,424)
Acquisition of other intangible assets	(8,344)	(4,394)
Free cash flow before growth CAPEX	43,780	4,503
Investment in equipment for joint revenue sharing arrangements	(18,000)	(19,803)
Free cash flow	$25,780	$(15,300)